        As filed with the Securities and Exchange Commission on November 6, 2001
                                                 Registration Statement No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    Form S-8
                             Registration Statement
                                      Under
                           The Securities Act of 1933

                             HARRIS INTERACTIVE INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)

                                   16-1538028
                        (IRS Employer Identification No.)

                               135 Corporate Woods
                            Rochester, New York 14623
          (Address, including zip code, of principal executive offices)

                            Long-Term Incentive Plan
                            (Full title of the plan)

           Gordon S. Black                                 with a copy to:
Chairman and Chief Executive Officer                   Catherine A. King, Esq.
       Harris Interactive Inc.                             Harris Beach LLP
         135 Corporate Woods                               99 Garnsey Road
      Rochester, New York 14623                       Pittsford, New York 14534
           (716) 272-8400                                   (716) 419-8800

(Name, address, and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                                            Proposed Maximum    Proposed Maximum
Title of Securities to    Amount to be     Offering Price Per  Aggregate Amount of     Registration
    be Registered         Registered(1)          Share           Offering Price(2)        Fee(2)
----------------------    ------------     ------------------  -------------------     ------------
Common Stock                500,000              $2.00            $1,000,000.00           $250.00

--------------------------------------------------------------------------------

(1) The Registration Statement also includes an indeterminate number of additional shares that may become issuable as a result of terminated, expired or surrendered options to purchase Common Stock, or pursuant to the antidilution provisions of the Plan.

(2) In accordance with Rule 457(h)(1), calculated on the basis of the high and low prices of the Common Stock on the Nasdaq National Market System on November 2, 2001.

                        GENERAL INSTRUCTION E INFORMATION

         This Registration Statement is being filed pursuant to General Instruction E to Form S-8 for the purpose of registering additional shares of Harris Interactive Inc. Common Stock covered by the Registrant's Long-Term Incentive Plan (the "Plan"). The contents of the Registrant's Registration Statement on Form S-8, File No. 333-31778, filed with the Securities and Exchange Commission on March 6, 2000, and Registration Statement on Form S-8, File No. 333-49336, filed with the Securities and Exchange Commission on November 6, 2000 with respect to the registration of additional shares covered by the Plan, are hereby incorporated by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Rochester, New York, on this 5th day of November, 2001.

                                               HARRIS INTERACTIVE INC.


                                               By: /s/ Gordon S. Black
                                                   -----------------------------
                                                   Gordon S. Black, Chairman and
                                                   Chief Executive Officer



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints, jointly and severally, Gordon S. Black and Bruce
A. Newman, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitute, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and Power of Attorney have been signed below by the following persons in the capacities and on the dates indicated:

Signature                                Title                                   Date
---------                                -----                                   ----

By:    /s/  Gordon S. Black            Chairman of the Board and Chief         November 5, 2001
       ------------------------        Executive Officer (Principal
       Gordon S. Black                 Executive Officer)

By:    /s/ Bruce A. Newman             Chief Financial Officer, Secretary      November 5, 2001
       ------------------------        and Treasurer (Principal Financial
       Bruce A. Newman                 Officer)

By:    /s/ David H. Clemm              Vice Chairman and Director              November 5, 2001
       ------------------------
       David H. Clemm

By:    /s/ Albert Angrisani            President, Chief Operating Officer      November 5, 2001
       ------------------------        and Director
       Albert Angrisani

By:    /s/ Benjamin D. Addoms          Director                                November 5, 2001
       ------------------------
       Benjamin D. Addoms

By:    /s/ Leonard R. Bayer            Director                                November 5, 2001
       ------------------------
       Leonard R. Bayer

By:    /s/ Thomas D. Berman            Director                                November 5, 2001
       ------------------------
       Thomas D. Berman

By:    /s/ James R. Riedman            Director                                November 2, 2001
       ------------------------
       James R. Riedman

By:    /s/ David Brodsky               Director                                November 5, 2001
       ------------------------
       David Brodsky

By:    /s/ Howard L. Shecter           Director                                November 5, 2001
       ------------------------
       Howard L. Shecter

                                  EXHIBIT INDEX

4.1 Form of Amended and Restated Certificate of Incorporation of the Registrant, defining the rights of holders of its Common Stock (incorporated by reference from the Registrant's Form S-1 dated September 17, 1999 (Registration No.: 333-87311)).

5.       Opinion of Harris Beach LLP.

23.1     Consent of Independent Accountants.

23.2     Consent of Harris Beach LLP (included in Exhibit 5).

24       Power of Attorney, included at pages II-1 and II-2.

99       Long-Term Incentive Plan.